Exhibit 21.1
FEDERAL REALTY INVESTMENT TRUST AND SUBSIDIARIES

NAME OF SUBSIDIARY	STATE OF INCORPORATION OR ORGANIZATION

FR Associates Limited Partnership	Maryland
Andorra Associates	Pennsylvania
Governor Plaza Associates	Pennsylvania
Shopping Center Associates	Pennsylvania
Berman Enterprises II Limited Partnership	Maryland
FRIT Escondido Promenade, LLC	California
FRIT Leasing & Development Services, Inc.	Delaware
FRIT Santana Row TRS, Inc.	Delaware
Congressional Plaza Associates, LLC	Maryland
FR Pike 7 Limited Partnership	Delaware
Federal/LPF GP, Inc.	Delaware
Federal Realty Partners L.P.	Delaware
FRLP, Inc.	Delaware
Federal Realty Partners, Inc.	Delaware
FR East Bay Bridge, LLC	Delaware
East Bay Bridge Retail, LLC	Delaware
Federal Realty Management Services, Inc.	Delaware
FRIT Solar, Inc.	Delaware
Santana Row ROF, Inc.	Delaware
FR Mercer Mall, Inc.	Delaware
FR Mercer Mall, LLC	Delaware
FR Westgate Mall, LLC	Delaware
FR Assembly Square, LLC	Delaware
FR Crow Canyon, LLC	Delaware
FR Linden Square, Inc.	Delaware
FR Chelsea Commons I, Inc.	Delaware
FR Chelsea Commons I, LLC	Delaware
FR White Marsh, Inc.	Maryland
Cordon Fairfield Business Trust	Maryland
Campbell-Philadelphia Business Trust	Maryland
Shoppes at Nottingham Square Business Trust	Maryland
Retail Properties Business Trust	Maryland
Nottingham Square Business Trust	Maryland
White Marsh Plaza, LLC	Maryland
White Marsh Plaza Limited Partnership	Maryland
White Marsh Plaza Business Trust	Maryland
Byron Station, LLC	Maryland
Byron Station Limited Partnership, LLLP	Maryland
The Avenue at White Marsh Business Trust	Maryland
NVI-Avenue, LLC	Maryland
FR Shoppers World, Inc.	Delaware
FR Shoppers World, LLC	Delaware
FR Florida, Inc.	Delaware
FR Rollingwood, LLC	Delaware
FR Rollingwood, Inc.	Delaware
Federal Realty Boston, Inc.	Delaware
Federal Realty West Coast, Inc.	Delaware
FR Montrose Crossing, Inc.	Delaware
FR Montrose Crossing, LLC	Delaware
FR Montrose Crossing Borrower, LLC	Delaware
FRIT CA Operations, Inc.	California

FR Huntington Square, LLC	Delaware
FR Darien, LLC	Delaware
Street Retail, Inc.	Maryland
SRI Old Town, LLC	California
Street Retail West I, L.P.	Delaware
Street Retail West II, L.P.	Delaware
Street Retail West 3, L.P.	Delaware
Street Retail West 4, L.P.	Delaware
Street Retail West 6, L.P.	Delaware
Street Retail West 7, L.P.	Delaware
Street Retail West 10, L.P.	Delaware
FRIT San Jose Town and Country Village, LLC	California
FR Sturtevant Street, Inc.	Delaware
SRI Assembly Row B7, LLC	Delaware
SRI Assembly Row B8, LLC	Delaware
SRI Assembly Row B9, LLC	Delaware
Santana Row Services, Inc.	Delaware
SRI/Continental JV, LLC	Delaware
CCA Sepulveda, LLC	Delaware
Rosecrans-Sepulveda Partners 3, LLC	Delaware
PES Partners, LLC	Delaware
Route 35 Shrewsbury L.P.	New Jersey
Shrewsbury Commons L.P.	Washington
Sea Girt L.P.	Washington
35 West, LLC	Washington
Merritt Shrewsbury Commons LLC	Delaware
Cole Grove West, LLC	Delaware
FR 508 Broad, LLC	Delaware
FR San Antonio Center, LLC	Delaware
San Antonio Center II, LLC	Delaware
Pike & Rose Condominium, Inc.	Delaware
PNR Hotel XXVI JV LLC	Delaware
PNR Hotel XXVI Owner LLC	Delaware
PNR Hotel XXVI Operator LLC	Delaware
SR Winchester, LLC	Delaware
Assembly Row Condominium, Inc.	Delaware
SRI Assembly Row Hotel, Inc.	Delaware
Assembly Row Hotel Operator, LLC	Delaware
Assembly Row Hotel, LLC	Delaware
FRIT Shops at Sunset Place, LLC	Delaware
FRIT Shops at Sunset Place Owner, LLC	Delaware
FRIT Shops at Sunset Place Fee Owner, LLC	Delaware
FRIT Cocowalk, LLC	Delaware
FRIT Cocowalk Owner, LLC	Delaware
3206 Grand Avenue, LLC	Delaware
3406 Main Highway, LLC	Delaware
Federal/Lion Venture LP	Delaware
FLV Atlantic Plaza GP, LLC	Delaware
FLV Atlantic Plaza Limited Partnership	Delaware
FLV Campus Plaza GP, LLC	Delaware
FLV Campus Plaza Limited Partnership	Delaware
FLV Plaza del Mercado, LLC	Delaware
FLV Plaza del Mercado, LP	Delaware
FLV Greenlawn Plaza GP, LLC	Delaware
FLV Greenlawn Plaza, LP	Delaware
FLV Barcroft Plaza GP, LLC	Delaware
FLV Barcroft Plaza, LP	Delaware
FLV Free State GP, LLC	Delaware
FLV Free State Limited Partnership	Delaware